Exhibit 99.1

Compass Diversified Holdings James J. Bottiglieri Chief Financial Officer 203.221.1703 jbottiglieri@compassdiversifiedholdings.com	Investor Relations and Media Contacts: The IGB Group Leon Berman / Michael Cimini 212.477.8438 / 212.477.8261 lberman@igbir.com / mcimini@igbir.com

Compass Diversified Holdings Declares First Quarter 2012

Distribution of $0.36 Per Share

Westport, Conn., April 10, 2012 – Compass Diversified Holdings (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today that its Board of Directors has declared a quarterly cash distribution of $0.36 per share. The distribution for the three months ended March 31, 2012 is payable on April 30, 2012 to all holders of record as of April 24, 2012.

Alan Offenberg, CEO of Compass Diversified Holdings, stated, “We are pleased to declare our first quarter distribution of $0.36 per share. We have now declared a distribution each quarter since our IPO in May of 2006 and, including this quarter, will have cumulatively distributed $7.7952 per share to our shareholders.”

About Compass Diversified Holdings (“CODI”)

CODI owns and manages a diverse family of established North American middle market businesses. Each of its nine subsidiaries is a leader in their niche market.

CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its owners.

Our subsidiaries are engaged in the following lines of business:

•	The manufacture of quick-turn, prototype and production rigid printed circuit boards (Advanced Circuits, www.advancedcircuits.com);

•	The design and manufacture of promotionally priced upholstered furniture (American Furniture Manufacturing, www.americanfurn.net);

•	The design and manufacture of medical therapeutic support surfaces and other wound treatment devices (Anodyne Medical Device, also doing business and known as Tridien Medical, www.tridien.com);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies, www.arnoldmagnetics.com);

•	The design and manufacture of personal hydration products for outdoor, recreation and military use (CamelBak Products, www.camelbak.com);

•	The design and marketing of wearable baby carriers and related products (ERGObaby, www.ergobabycarriers.com);

•	The design, manufacture and marketing of premium suspension products for mountain bikes and powered off-road vehicles (Fox Racing Shox, www.foxracingshox.com);

•	The design, sourcing and fulfillment of logo based promotional products (HALO Branded Solutions, www.halo.com); and

•	The design and manufacture of premium home and gun safes (Liberty Safe, www.libertysafe.com).

To find out more about Compass Diversified Holdings, please visit www.compassdiversifiedholdings.com.

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the Securities and Exchange Commission for the year ended December 31, 2011 and other filings with the Securities and Exchange Commission. CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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